Exhibit 99.1

Shalini Sharp to Succeed Peter Thornton as Antigenics' Chief Financial Officer

    NEW YORK--(BUSINESS WIRE)--July 24, 2006--Antigenics Inc. (NASDAQ:
AGEN) today announced that Shalini Sharp, currently senior director of strategic planning and corporate development, will be appointed as the company's chief financial officer and vice president as of September
30. Peter Thornton, who has been CFO since 2004, will be stepping down and plans to return to Ireland with his family.
    "The decision to leave Antigenics has been a difficult one. It has been both a pleasure and a privilege to work with Antigenics, surrounded by people of integrity and enormous energy and vision," said Mr. Thornton.
    "Peter has done an outstanding job in bringing Antigenics' financial capabilities to the top tier. Just as importantly, he is also an individual of incomparable integrity and personal and management qualities," said Garo H. Armen, PhD, chairman and CEO of Antigenics. "Shalini has provided us with indispensable strategic and financial counsel over the years. With her impeccable credentials and knowledge of our company, we anticipate a particularly seamless transition. As a member of our executive management team, she will continue to contribute in her exceptional strategic capacity as well as assuming the additional operational role with which she has worked so closely in the past."
    Since joining Antigenics in 2003, Ms. Sharp has been a member of the senior management team, managing strategic planning, investor relations, and financing and acquisition transactions. Prior to this, she was director of strategic planning at Elan Corporation, plc., where she served as chief of staff to the chairman of the board during the restructuring process and drove to completion a number of strategic corporate and financial transactions. Ms. Sharp was previously a management consultant at McKinsey & Company, specializing in pharmaceuticals and medical devices. She has also worked in investment banking at Goldman, Sachs & Company, primarily in the health care field. She received her BA and MBA from Harvard University.
    Antigenics also announced that Christine Klaskin has been promoted from director to vice president of finance. Ms. Klaskin joined Antigenics in 1996, after working as an audit manager at Arthur Andersen. A certified public accountant, she earned her Bachelor of Accountancy from The George Washington University. Ms. Klaskin will report in to Ms. Sharp.

    About Antigenics

    Antigenics (NASDAQ: AGEN) is working to develop treatments for cancers, infectious diseases and autoimmune disorders. The company's investigational product portfolio includes Oncophage(R) (vitespen), a patient-specific therapeutic cancer vaccine being evaluated in several indications; Aroplatin(TM), a liposomal, third-generation platinum chemotherapeutic; ATRA-IV, a liposomal retinoic acid; AG-707, a therapeutic vaccine for the treatment of genital herpes; AU-801, a preclinical program targeting autoimmune disorders; and QS-21, an adjuvant being evaluated by Antigenics' corporate partners in several late-stage clinical trials. For more information, please visit www.antigenics.com.

    This press release contains forward-looking statements, including statements regarding the transition of responsibilities from Mr. Thornton to Ms. Sharp, and Ms. Sharp's anticipated future contributions to the company's strategy and operations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. Risks and uncertainties include, among others, the risk of disruption or loss of continuity that may be associated with management transition; and the factors described under Factors That May Impact Future Results in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of Antigenics' Form 10-Q as filed with the Securities and Exchange Commission on May 12, 2006. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics' business and securities, investors should give careful consideration to these risks and uncertainties. The prior track record of Ms. Sharp does not assure Antigenics' future success.

    CONTACT: Antigenics Inc.
             Media Relations:
             Sunny Uberoi, 212-994-8206
             suberoi@antigenics.com
             or
             Investor Relations:
             Shalini Sharp, 800-962-2436
             ir@antigenics.com